                                   APPENDIX I


                             SCHEDULE OF PURCHASERS





                                    NUMBER OF SHARES
 NAME & ADDRESS                      OF COMMON STOCK             PURCHASE PRICE
 --------------                      ---------------             --------------

 Thelmer Aalgaard                        370,000                    $55,500.00
 c/o 10050 Bandley Drive
 Cupertino, CA 95014

 John J. Bartko  (IRA)                   370,000                    $55,500.00
 900 Front St., Suite 300
 San Francisco, CA 94111

 Berg & Berg Enterprises, Inc.           820,000                   $123,000.00
 10050 Bandley Drive
 Cupertino, California 95014

 John C. Bolger                          370,000                    $55,500.00
 c/o 10050 Bandley Drive
 Cupertino, CA 95014

 Douglas Broyles                         370,000                    $55,500.00
 262 Los Gatos Saratoga Rd.
 Los Gatos, CA 95030

 Patrick W. Hurley                       370,000                    $55,500.00
 201 Third Street, NW
 P.O. Drawer AA
 Albuquerque, NM 87103

 Alan B. Kalin                           370,000                    $55,500.00
 600 Hansen Way
 Palo Alto, CA 94304

 Roger S. Kirk                           370,000                    $55,500.00
 c/o 10050 Bandley Drive
 Cupertino, CA 95014

 Michael L. Knapp                        370,000                    $55,500.00
 c/o 10050 Bandley Drive
 Cupertino, CA 95014

 Mark Lewis                              370,000                    $55,500.00
 c/o S.I.R.
 Banfield, England

 Leonard C. Perham                       370,000                    $55,500.00
 2975 Stender Way
 Santa Clara, CA 95054

 Richard T. Tarrant  (IRA)               370,000                    $55,500.00
 900 Front Street, Suite 300
 San Francisco, CA 94111

 Calvin L. Reed and Linda Eng Reed       370,000                    $55,500.00
 Revocable Living Trust
 301 Conestoga Way
 Henderson, NV 89015

 Carl E. Warden  SEP/IRA                 280,000                    $42,000.00
 c/o 10050 Bandley Drive
 Cupertino, CA 95014

 Carl E. Warden                           90,000                    $13,500.00
 c/o 10050 Bandley Drive
 Cupertino, CA 95014

 Roy A. Wright  (IRA)                    370,000                    $55,500.00
 c/o 10050 Bandley Drive
 Cupertino, CA 95014

                                     ----------------            ---------------

              Total                     6,000,000                  $900,000.00
                                        ---------                  -----------